1-NY/1274427.2


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 28,
2000


                        Lifetime Hoan Corporation
 (Exact Name of Registrant as Specified in its Charter)


     Delaware            1-19254        11-2682486
(State or Other Jurisdiction  (Commission         (IRS Employer
     of Incorporation)        File Number)   Identification  No.)


One Merrick Avenue, Westbury, New York  11590
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code(516) 683-6000


                                N/A
 (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   Acquisition or Disposition of Assets

     On September 28, 2000, effective for accounting purposes only on September 1, 2000, MK Acquisition Corporation ("Buyer"), a Delaware corporation and a wholly-owned subsidiary of Lifetime Hoan Corporation, a Delaware corporation (the "Company") purchased from M. Kamenstein, Inc., a Delaware corporation ("Seller") substantially all of the properties, assets and business of Seller, all upon the terms and conditions of an Assets Purchase Agreement dated as of September 28, 2000 between Buyer and Seller (the "Assets Purchase Agreement").

Prior to the closing of the purchase (the "Closing"), Seller was engaged in the creation, design, development, importation, distribution and sale of pantryware, storage and organization products, teakettles, buffet serveware and small furniture accessories and packaging and selling spices in bottles and related spice-racks and holders (the "Business"). Following the closing, Buyer has been carrying on the business previously conducted by Seller.

Upon the terms and provisions of the Assets Purchase Agreement, Buyer purchased from Seller, all of Seller's existing properties and assets of every kind and nature, real, personal, tangible or intangible, wherever located, including, but not limited to, real property, fixed assets, inventory, accounts receivable, prepaid expenses, trademarks, copy rights, customer and supplier lists, leases of real and personal property and other contracts, and the Business as a going concern, including, without limitation, Seller's corporate name, including the right to use such name, and all of its other goodwill, but excluding therefrom the properties and assets listed in Schedule 1(b) to the Assets Purchase Agreement. The properties, assets and business sold by Seller to Buyer pursuant to the Assets Purchase Agreement are referred to as the "Assets".

As consideration for the Assets:

          1.   Buyer paid in cash:

                    (i)  To Seller at the Closing a cashiers
check payable to the Internal Revenue Service ("IRS") in the amount of $176,462.18 to be applied by Seller at or immediately following the Closing to the payment in full of all of Seller's outstanding obligations to the IRS pursuant to a certain Offer in Compromise (IRS Form 656), as amended, by Seller to the IRS, as accepted by the IRS on January 11, 1999;

                    (ii) To Seller at the Closing a cashiers check payable to the Commonwealth of Massachusetts Department of Revenue in the amount of $2,000.00 to be applied by Seller to the payment in full of Seller's franchise tax obligations to the Commonwealth of Massachusetts for the third quarter of fiscal year 2000, and a cashiers check payable to the New York State Department of Corporations in the amount of $500.00 to be applied by Seller to the payment in full of Seller's franchise tax obligations to the State of New York for the third quarter of fiscal year 2000; and

                    (iii)     To New England Partners earn-out
payments based on the accumulated gross profits of the Business during the twelve-month period ended December 31, 2001, the twenty four-month period ended December 31, 2002 and the thirty six-month period ended December 31, 2003, calculated as described in Schedule 2.1(C) to the Assets Purchase Agreement.

Buyer assumed and undertook to perform only the debts, liabilities and obligations of Seller listed in Schedule 2.2 to the Assets Purchase Agreement, including among others all debts, obligations and liabilities of Seller incurred at or prior to and existing at the Closing with respect to, arising from or in any manner relating to the Business and/or the Assets, but excluding therefrom certain liabilities including, but not limited to, (i) all or any liabilities and obligations of Seller existing at August 31, 2000 or arising out of any transaction at or prior to August 31, 2000, to the extent that such liabilities or obligations (A) are not reflected or reserved against in the balance sheet of Seller as of August 31, 2000 referred to in
Section 6.6 of the Assets Purchase Agreement and (B) exceed $50,000.00, (ii) all or any liabilities and obligations of Seller arising out of any transaction or commitment made between September 1, 2000 and the Closing otherwise than in the ordinary course of the Business or with the pre-approval of Buyer and/or the Company, (iii) all or any liabilities and obligations of Seller relating to or arising out of any employee benefit program, except for any and all of the liabilities and obligations arising out of, based on, or in any manner relating to Seller's pension and medical plans, (iv) all or any notes or other obligations of Seller owing or payable to any stockholder, director, officer or related party of Seller (except that Buyer assumed and undertook Seller's obligation to repay (A) $1,000,000.00 of Seller's $1,540,500.00 promissory note to Peter
D. Kamenstein and (B) the $100,000.00 loan made by Peter D. Kamenstein to Seller after July 31, 2000 with the pre-approval of Buyer and the Company), (v) all or any liability for any taxes relating to Seller arising at or prior to the Closing, or the Business at or prior to the Closing, except for transfer taxes and bulk sales taxes, if any, arising out of the sale of the Assets by Seller to Buyer pursuant to the Assets Purchase Agreement, and (vi) all or any liabilities and obligations of Seller relating to a commercial lease between B.G.H. Realty Trust and Seller, dated February 22, 1996, as amended, for premises located at 46 Industrial Road, Leominster, Massachusetts 01453 (the "Assumed Liabilities"), and to pay to or on behalf of Seller and Taxter, Inc., Seller's sole stockholder ("Seller's Parent"), the following amounts:

(i) to Peter D. Kamenstein $1,000,000.00 in cash (the "Kamenstein Installment Payments") in partial satisfaction by Seller of the amount owing to Peter D. Kamenstein by Seller pursuant to a loan agreement among Peter D. Kamenstein, Seller and Seller's Parent as follows:

   DATE                                    AMOUNT

At the Closing                          $   333,334.00
First Anniversary of the Closing        $   333,333.00
Second Anniversary of the Closing       $   333,333.00

                    TOTAL                $1,000,000.00

 (ii) to Peter D. Kamenstein at the Closing $101,700.00 in cash in full satisfaction of all amounts owing to Peter D. Kamenstein pursuant to a commercial revolving promissory note dated as of June 16, 2000 between Peter D. Kamenstein, Seller and Seller's
Parent.

(iii) to Bank of America at the Closing $7,716,247.29 in cash
(the "Pay-Off Amount") in full satisfaction of all amounts owing to Bank of America by Seller's Parent pursuant to a loan and security agreement dated as of September 26, 1997 among Seller, Seller's Parent and Bank of America (formerly known as Nations
Bank) pursuant to which Bank of America had provided a $15,000,000.00 revolving credit facility, as amended from time to time.

(iv)      to Seller at the Closing $128,532.04 in cash as
reimbursement for all amounts relating to the lease prepayment to the end of the term with respect to a commercial lease between
B.G.H. Realty Trust and Seller, dated February 22, 1996, as
amended, for premises located at 46 Industrial Road, Leominster,
Massachusetts 01453.
 .
Except for the Assumed Liabilities, Buyer did not assume or
undertake to perform or pay any other debt, liability or
obligation of Seller.

The cash paid at the Closing was borrowed by the Company under a revolving line of credit with Bank of New York.

In addition, Buyer entered in to an agreement dated as of September 28, 2000 with Bank of America, Seller, and Seller's
Parent (the "Agreement Regarding Certain Proceeds") with respect to certain proceeds which were made available by Bank of America for purposes of completing the transactions contemplated in the Assets Purchase Agreement. An amount equal to the proceeds was included in the amounts calculated by Bank of America as being the Pay-Off Amount.

As evidence of Buyer's obligation to pay to Peter D. Kamenstein in cash the balance of the Kamenstein Installment Payments remaining unpaid following the Closing, Buyer executed and delivered to Peter D. Kamenstein at the Closing a promissory note of Buyer payable to Peter D. Kamenstein (the "Promissory Note").
In addition, Buyer, on behalf of the Company, executed and delivered to Peter D. Kamenstein at the Closing a fully executed guaranty, dated as of September 28, 2000, with respect to the payment of the Promissory Note.

     Buyer and Peter D. Kamenstein, the key executive of Seller, entered into an employment agreement dated as of September 28, 2000 (the "Employment Agreement") pursuant to which the Buyer agreed to employ Peter D. Kamenstein as its President for a term commencing on September 28, 2000 and ending on July 31, 2003 for a salary at the rate of $300,000.00 per year and certain earn-out payments calculated as described in Attachment A to the Employment Agreement. In addition, the Company granted to Peter
D. Kamenstein options to purchase 50,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

     Following the Closing, Seller changed its corporate name to Finally Done, Inc. and Buyer changed its corporate name to M.
Kamenstein Corp.

     The information provided in this Item 2 is qualified in its entirety by reference to the terms and conditions of the Agreement, a copy of which is attached hereto as Exhibits 2.1.



ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Financial statements of business acquired.


INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Taxter, Inc. and Subsidiary
Elmsford, New York

We have audited the accompanying consolidated balance sheet of Taxter, Inc. and Subsidiary (the Company) as of December 31,
1999, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Taxter, Inc. and Subsidiary as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note K to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Messina, Ceci, Archer & Company, P.C.

May 15, 2000, except for Notes F and K, as to which the date is September 19, 2000.
Stamford, Connecticut

Taxter, Inc. and Subsidiary
Consolidated Balance Sheet
December 31, 1999


                                                                   1999
Assets
Current Assets
          Cash and cash equivalents                            $ 125,719
          Accounts receivables - net of allowances for
          returns and bad debts of $745,000                     3,433,989
          Inventories                                           3,601,968
          Prepaid expenses and other current assets               271,376
                                                                7,433,052

Property, Plant and Equipment, net                              2,622,985

Other Assets
          Intangible Assets, net                                1,013,603
          Other assets                                              8,411
                                                                1,022,014

                                                              $11,078,051
Liabilities and Stockholders' Deficiency
Current Liabilities
          Accounts payable                                    $ 2,852,000
          Accrued expenses                                      1,403,957
          Capital lease obligation                                164,376
          Current portion of long-term debt                     6,767,637
                                                               11,187,970

Long-Term Liabilities
          Notes payable to stockholder                          1,540,500
          Income taxes payable                                    170,000
                                                                1,710,500

Preferred Stock - Series B, redeemable, nonconvertible,
          $.01 par value; authorized, issued and
         outstanding,3,500,000 shares (liquidation
	   value $1.00 per share)                                 3,500,000

Preferred Stock - Series C, redeembable, nonconvertible,
          $.01 par value; authorized, issued and
         outstanding,3,250,000 shares (liquidation
	   value $1.00 per share)                                 3,250,000

Stockholders' Deficiency
          Preferred Stock - Series A, convertible, $.01 par
          value; authorized, issued and outstanding,              500,000
          shares(liquidation value share $1.00 per)               500,000
          Common Stock - $.01 par value; authorized,
          600,000 shares; issued and outstanding,
          52,940 shares                                               530
          Paid-in capital                                             441
          Accumulated deficit                                  (9,071,390)
                                                               (8,570,419)
                                                              $11,078,051

The accompanying notes are an integral part of these consolidated financial statements.
Taxter, Inc. and Subsidiary
Consolidated Statement of Operations
For the Years Ended December 31, 1999


                                       1999

Net Sales                            $19,471,476

Cost of Sales                         12,973,356

Gross Profit                           6,498,120

Operating Expenses
  Selling and marketing                2,609,258
  Plant                                1,370,546
  General and administrative           3,541,367
  Depreciation and amortization        1,406,529
                                       8,927,700

Loss from Operations                  (2,429,580)

Other Expense
  Relocation related expenses           (132,513)
  Loss on disposal of product line      (549,800)
  Interest expense                      (716,192)
                                      (1,398,505)

Loss Before Benefit from Income Taxes (3,828,085)

Income Tax Benefit                        (8,039)

Net Loss                             $(3,820,046)

The accompanying notes are an integral part of these consolidated financial statements.
Taxter, Inc. and Subsidiary
Consolidated Statement of Stockholders'Deficiency
For the Years Ended December 31, 1999



                   Preferred      Stock       Common      Stock   Paid
                    Series A                                      -in      Accumulated
Balance,            Share        Amount      Shares     Amount  Capital    Deficit         Total
Dec. 31,1998      500,000      $500,000     52,940      $530    $441    $(5,251,344)  $(4,750,373)

Net Loss            -             -           -           -       -     (3,820,046)    (3,820,046)

Balance,
Dec. 31,1999      500,000       $500,000    52,940      $530    $441   $(9,071,390   $8,570,419)

The accompanying notes are an integral part of these consolidated financial statements.

Taxter, Inc. and Subsidiary
Consolidated Statement of Cash Flows
For the Year Ended December 31, 1999



                                      					   1999
Cash Flows from Operating Activities
     Net loss                                                   $(3,820,046)
           Adjustments to reconcile net loss to net cash
           used in operating activities:
               Depreciation and amortization                      1,865,512
               Provision for returns and bad debts                      -
               Provision for inventory reserve                       28,797
               Gain on tax settlement                                   -
               Loss on disposal of equipment                         32,513
               Changes in assets and liabilities:
                  Accounts receivable                              (274,656)
                  Inventories                                    (1,248,076)
                  Prepaid expenses & other current assets           (95,757)
                  Intangible and other assets                      (274,910)
                  Accounts payable                                1,911,558
                  Accrued expenses & other current liabilities      404,686

      Net Cash Used in Operating Activities                      (1,470,379)

Cash Flows from Investing Activities
      Purchase of property and equipment                          (575,908)

      Net Cash Used in Investing Activities                       (575,908)

Cash Flows from Financing Activities
      Capital contributions                                            -
      Net borrowings under revolving credit facility               651,401
      Proceeds from note payable to stockholder                  1,540,500
      Repayments under capital leases                              (22,921)

      Net Cash Provided by Financing Activities                  2,168,980

      Net Increase in Cash and Cash Equivalents                    122,693

Cash and Cash Equivalents, beginning                                 3,026

Cash and Cash Equivalents, ending                                 $125,719


Supplemental Cash Flow Disclosures:
      Income taxes paid                                           $246,340
      Interest paid                                               $716,192
      Capital leases entered into                                 $121,188

The accompanying notes are an integral part of these consolidated financial statements.

Taxter, Inc and Subsidiary
Notes to Consolidated Financial Statements
December 31, 1999


NOTE A - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING
POLICIES

Organization

Taxter, Inc. and its wholly-owned subsidiary, M. Kamenstein, Inc.
(collectively, the "Company") were both incorporated in the state of Delaware on May 15, 1997 and May 28, 1997, respectively. From the dates of incorporation to June 13, 1997, neither company had operations. On June 13, 1997, the Company acquired the net assets and business of Home Resources, Inc. (a majority-owned subsidiary of Code, Hennessey and Simmons Limited Partnership).
The purchase price consisted of the issuance of the Preferred
Stock - Series C valued at $3,250,000, plus acquisition costs.
The Company accounted for the acquisition under the purchase method. The excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill ($647,041) and was being amortized over 15 years. As a result of recurring operating losses, during the year ended December 31, 1998 the Company determined that the carrying value of the goodwill was impaired and wrote off all remaining goodwill. Amortization and write-off of goodwill was $623,676 during the year ended December
31, 1998.

Description of Business

The Company is engaged in the design, development and marketing of a broad line of wood, plastic and metal household and office products, primarily in the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of Taxter, Inc. and its subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Use in Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized upon the shipment of products to customers.
Sales are recorded net of an estimate for returns and allowances.

Inventories

Inventories, which consist principally of finished goods and raw materials that are imported, are stated at the lower of cost
(first-in, first-out method) or market.

Property, Plant and Equipment

Property, plant and equipment acquired on June 13, 1997 is stated at fair value. All subsequent purchases are stated at cost. The
Company depreciates its assets using the straight-line method over the related assets estimated useful lives which range from 2 to 30 years.

Intangible Assets

Intangible assets are being amortized on the straight-line method over their estimated useful lives which range from 3 years to 15 years.  The carrying value of intangible assets is reviewed when
facts and circumstances suggest that it may be impaired.   The
Company assesses the recoverability of intangible assets by
determining whether the amortization of the intangible assets balance over its remaining life can be recovered through
undiscounted projected future cash flows.

Income Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and the tax basis of assets and liabilities.

Stock-Based Compensation

The Company accounts for stock-based compensation utilizing the provisions of Statement of Financial Accounting Standards No. 123
("SFAS No. 123"), Accounting for Stock-Based Compensation.  Under
SFAS No. 123, the Company will apply the provision of Accounting
Principles Board Opinion No. 25, Accounting for Stock Issued to
Employee to its stock-based employee compensation arrangements, and is only required to supplement its financial statements with additional pro forma disclosures.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral. Additionally, the Company factors certain of its accounts receivable for which the Company pays a fee to an unrelated third party based upon net sales. During the year ended December 31, 1999, the Company had sales to two customers that accounted for 28% and 13% of consolidated net sales. During the year ended December 31, 1998, the Company had sales to one customer that accounted for 26% of consolidated net sales.

Comprehensive Income

The Company utilizes the provisions of Statement of Financial
Accounting Standards ("SFAS") No. 130, Reporting Comprehensive
Income. SFAS 130 requires that comprehensive income, which includes net income (loss) as well as certain changes in assets and liabilities recorded in stockholders' equity, be reported in the financial statements. There were no components of comprehensive income other than net loss for the year ended
December 31, 1999.

Reclassifications

Certain prior year balances have been reclassified to conform to current year presentation

NOTE B  - INVENTORIES

Inventories consist of the following as of December 31, 1999:

                                            1999

Finished goods                          $   2,732,216
Raw materials                               1,187,507
                                            3,919,723
Less reserve                                 (317,755)

                                        $   3,601,968



NOTE C - PROPERTY, PLANT AND EQUIPMENT - NET

Property, plant and equipment consist of the following as of December 31, 1999:

                                                           1999

Land                                               $     25,000
Building and improvements                               557,507
Machinery, equipment, molds and fixtures              3,201,244
Computer software and equipment                       1,035,244
                                                      4,818,995
Less accumulated depreciation and amortization       (2,196,011)

                                                  $   2,622,985

Computer software and equipment includes property under capital leases with a book value of $170,617 at December 31, 1999, respectively. Amortization of assets under capital leases is included in depreciation expense. Depreciation and amortization of property, plant and equipment was $1,065,464 during the year ended December 31, 1999.


NOTE D  - INTANGIBLE ASSETS - NET

Intangible assets consist of the following as of December 31,
1999:
                                                              1999
Patents, trademarks, intellectual property rights & pckg   $1,577,368
Other                                                         157,143
                                                            1,714,511
Less accumulated amortization                                (700,908)
                                                         $  1,013,603

Amortization of intangible assets was $800,048 during the year ended December 31,. Included in the $800,048 of 1999 amortization is a $458,983 write-off of a cancelled royalty agreement, which is included in the loss from disposal of product line in the consolidated statement of operations.



NOTE E - NOTE PAYABLE TO STOCKHOLDER

In June 1999, the Company borrowed $1,540,500 from the
Chairman/stockholder under a note payable, which bears interest at 14% and is payable monthly. The principal portion of this note payable is due in June 2004. The note is secured by substantially all assets of the Company and is subordinate to the line of credit discussed in Note F.

NOTE F - LONG-TERM DEBT

The Company entered into a revolving credit facility with a bank in September 1997. The agreement, as amended through the eighth amendment dated June 16, 2000, provides for a maximum line of credit of $10 million. The amount available under the line of credit is based upon certain levels of accounts receivable and inventory, and is reduced by the amount of outstanding standby letters of credit and import letters of credit. Amounts outstanding under the line of credit bear interest ranging from the bank's prime lending rate (8.5% as of December 31, 1999) to the bank's prime rate plus 1.5% based on the underlying collateral as described in the loan agreement. At December 31, 1999, the effective rate of interest is 9.4%.


The line of credit is collateralized by substantially all assets of the Company and expires on March 31, 2001. The line of credit is guaranteed up to $1,500,000 by NEPG II, LP, a preferred stockholder. In addition, borrowings that exceed the prescribed borrowing base plus the preferred stockholder guarantee are guaranteed up to $1,100,000 by the Chairman/stockholder. The line of credit contains various covenants, including specific minimum financial coverage levels. At December 31, 1999, the Company was in default of certain covenants, which the bank agreed to waive through July 15, 2000. As of September 19, 2000, the Company has classified this loan as short-term on the accompanying balance sheet, as a waiver has not been received past July 15, 2000.

NOTE G - COMMITMENTS

The Company is obligated under various operating leases for office and warehouse space and equipment. Rent expense was $838,346 during the year ended December 31, 1999. In February
1999, the Company entered into a sublease agreement with Holiday
Housewares to lease 120,000 square feet of warehouse space at its Leominster, MA facility. This lease is for a period of 28 months and expires on June 30, 2001. In May 2000, the Company entered into a sublease agreement for the remaining 120,000 square feet of warehouse space in Leominster, MA. This lease is for 14 months and expires on June 30, 2001.

Aggregate minimum annual rent commitments net of sublease income, under noncancelable operating leases are as follows:

Year Ending
December 31,


           2000                     $   466,216
           2001                         235,421
           2002                         237,306
           2003                         234,841
           2004                          28,721

NOTE H - INCOME TAXES

At December 31, 1999, the Company had a deferred tax asset of approximately $3,500,000 consisting primarily of the tax effect of the net operating loss carryforwards. Due to the Company's losses incurred, management does not consider that enough support exists to overcome the "more likely than not" criterion. As a result, for financial reporting purposes, the deferred tax asset is reduced by a full valuation allowance.

At December 31, 1999, the Company has a net operating loss carryforward of approximately $7,800,000, which expires in 2013.

In connection with the acquisition of the net assets and business of Home Resources, Inc., the Company assumed a $1.2 million
(including interest and penalties) liability relating to an assessment from the Internal Revenue Service ("IRS"). On
December 31, 1998 the Company reached a settlement with the IRS requiring a total payment of $540,000, payable $200,000 by April
15, 1999, $170,000 on January 31, 2000 and $170,000 on January
31, 2001. The balance due the IRS (including interest and penalties) at December 31, 1998 was $1,352,029. The liability due to the IRS is subordinate to the bank line of credit.


NOTE I - STOCKHOLDERS' EQUITY

Preferred Stock

The Series A convertible preferred stock (voting) is convertible, at the option of the holder, into the number of shares of common stock as determined in accordance with the provision of the stockholders' agreement. The conversion price is $1.00 per share and may be subject to adjustment as provided in the stockholders' agreement.

The Series B redeemable preferred stock (nonvoting) is mandatorily redeemable at $1.00 per share by the Company upon the earlier of: (a) the occurrence of a liquidity event, as defined, or (b) one-third of the shares on each of the following dates:
September 30, 2001, September 30, 2002, and September 30, 2003.

The Series C redeemable preferred stock (nonvoting) is mandatorily redeemable at $1.00 per share by the Company upon the earlier of: (a) the occurrence of a liquidity event, as defined, or (b) the eighth anniversary from the date of issuance.

All preferred shares are entitled to receive dividends when declared by the Board of Directors. Upon liquidation, each preferred stockholder will be entitled to receive his liquidation value per share before the common stockholders receive any distributions.

Common Stock

In September 1997, the Company adopted the Taxter, Inc. 1997
Employee Incentive Stock Option Plan (The "Plan"). The Plan provides for grants to employees of incentive stock options and nonqualified stock options for the purchase of up to 41,177 shares of the Company's common stock. Stock options are to be granted at an exercise price of not less than fair market value as determined by the Company's Board of Directors. All stock options vest over four years and expire in five years.

During 1997, the Company granted stock options to purchase 5,882 shares of common stock at $1 per share. In February 1998, the Company sold 5,882 shares of common stock for $500 upon exercise of these options. There are no outstanding options as of December 31, 1999.


NOTE J - 401 (K) PLAN

As of September 1, 1997, the Company adopted a 401(k) Plan.
Individuals who were 21 years of age and employees of the Company as of September 1, 1997 were eligible to participate.
Individuals hired after this date are eligible to participate after completing one year of service. Each employee can contribute up to the maximum amount allowed by law. There is no company matching contribution.

NOTE K - SUBSEQUENT EVENT - GOING CONCERN

The Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. In addition, the Company is in default of certain of its loan covenants as of September 19, 2000. Management believes that the uncertainty of future operations is mitigated by its plan to sell substantially all assets and operations of the Company, as described below.

The Company has a proposal from Lifetime Hoan Corporation to sell substantially all assets of the Company, including real, personal and intangible assets and the business as a going concern, including the right to the use of its corporate name and certain real property leases. The acquiring company will assume certain of the liabilities of the Company, as defined in the proposal.

(b)  Pro forma financial information.

The table below reflects unaudited pro forma combined results of the Company, Lifetime and Kamenstein as if the acquisition had taken place at the beginning of the years ended December 31, 2000 and 1999. The pro forma financial information is not necessarily indicative of the operating results that may occur in the future or that would have occurred had the acquisition of Kamenstein been affected on the date indicated.
2000 PROFORMA


      (in thousands)              Lifetime    Kamenstein    Proforma    Proforma
                                   Hoan                   Adjustment     2000
   Net sales                    $ 129,375     $12,921                 $142,296
   Cost of sales                   75,001       9,707                   84,708
   Gross profit                    54,374       3,214                   57,588
   Selling general & Adm. Expenses 47,903       6,162                   54,065
   Other(income)expense, net          220         917                    1,137
   Income (loss) before  taxe       6,251     ($3,865)                   2,386
   Income taxes (benefit)           2,817          21     ($1,582)       1,256
   Net income                      $3,434     ($3,886)     $1,582       $1,130
   Basic earnings (loss)per
   Common share                     $0.31      ($0.35)      $0.14        $0.10
   Diluted earnings (loss)per
   Per Common share                 $0.31      ($0.35)      $0.14        $0.10

1999 PROFORMA



     (in thousands)                Lifetime    Kamenstein      Proforma    Proforma
                                    Hoan                      Adjustment    1999

  Net sales                        $106,761  $19,471                      $126,232
  Cost of sales             		 57,979  12,973             		    70,952
  Gross profit              		 48,782    6,498          		    55,280
  Selling general & Admin Expenses   42,250    8,928                        51,178
  Other(income)expense,net             (251)   1,398                         1,147
  Income(loss)before taxes            6,783  ($3,828)                        2,955
  Income taxes  (benefit)             2,822       (8)          ($1,546)      1,268
  Net income                         $3,961  ($3,820)           $1,546      $1,687
  Basic earnings (loss)per
  Common share                        $0.32   ($0.30)            $0.12       $0.13
  Diluted earnings(loss)per
  Common share                        $0.31   ($0.30)            $0.12       $0.13


The proforma adjustments for years 2000 and 1999 reflects
Lifetime Hoan Corporation's effective tax rate. The required proforma balance sheet was previously filed with the December 31, 2000 Form 10-K.


  (c) Exhibits. The following exhibits are filed with this report:


     Exhibit
    Number    Description

  1 Assets Purchase Agreement dated as of Sept.28, 2000 between MK Acquisition Corporation and M.Kamenstein,
		Inc.,together with Schedules 1(b) entitled Excluded
            Assets,2.1(c) entitled NEP Earn-Out, and 2.2 entitled
            Assumed Liabilities referred to therein (incorporated herein by reference to Exhibit 10.31 of the Sept.30, 2000 form 10-Q[No.1-19254] of Lifetime Hoan
		Corporation).
  2         Agreement Regarding Certain Proceeds dated Sept. 28,
            2000 among Bank of America, N.A., Taxter, Inc., M.
            Kamenstein, Inc. and MK Acquisition corporation.
  3         Promissory Note dated September 28, 2000 of MK
            Acquisition Corporation payable to Peter D. Kamenstein.
  4         Guarantee dated September 28, 2000 of Lifetime Hoan
            Corporation with respect to the payment of the Promissory Note.
  5 Employment Agreement dated September 28, 2000 between MK
            Acquisition Corporation and Peter D. Kamenstein.
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LIFETIME HOAN CORPORATION


Date: April 30, 2001                              By:

Name: Jeffrey Siegel

Title:  President and Chief Executive Officer
INDEX TO EXHIBITS


     Exhibit
  Number    Description
  1         Assets Purchase Agreement dated as of Sept. 28, 2000
            between MK Acquisition Corporaion and M.
            Kamenstein, Inc.,together with Schedules 1(b)
		entitled Excluded Assets,2.1(c) entitled NEP
		Earn-Out, and 2.2 entitled Assumed
            Liabilities referred to therein (incorporated
            herein by Reference to Exhibit 10.31 of the
		September 30, 2000 form 10-Q [No. 1-19254] of
		Lifetime Hoan Corporation).
  2         Agreement Regarding Certain Proceeds dated
            September 28, 2000 among Bank of America, N.A.,
		Taxter, Inc., M.Kamenstein Inc. and MK
		Acquisition Corporation.
  3         Promissory Note dated  September 28, 2000 of MK
            Acquisition Corporation payable to Peter D.
		 Kamenstein.
  4         Guarantee dated September 28, 2000 of Lifetime
            HoanCorporation with respect to the payment
		of the Promissory Note.
  5         Employment Agreement dated September 28, 2000
            between MK Acquisition Corporation and
		Peter D. Kamenstein.



EXHIBIT 2
AGREEMENT REGARDING CERTAIN PROCEEDS

This Agreement is entered into September 28, 2000, by and among Bank of America, N.A., (the "Lender") a national banking association (formerly "nations Bank, N.A."), Taxter, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), M. Kamenstein, Inc., a corporation organized and existing under the laws of the State of Delaware
("Guarantor") (the Borrower and the Guarantor being sometimes referred to in this Agreement collectively as the "Loan
Parties"), and MK Acquisition Corporation (the "Buyer").

RECITALS


Borrower, Guarantor and Lender are parties to a Loan and Security
Agreement dated as of September 26, 1997 (as amended from time to time, the "Lender Loan Agreement") and certain related financing documents (collectively, the "Lender Loan Documents"), pursuant to which Lender has extended certain financial accommodations to Burrower as more fully set forth therein.

The Guarantor and the Buyer have entered into an Assets Purchase
Agreement dated September 28, 2000, (the "Assets Purchase
Agreement") pursuant to which Buyer is (i) to assume and undertake substantially all of the liabilities of Guarantor, and make certain other financial arrangements with or on behalf of Burrower and Guarantor, including the repayment by the Guarantor of its obligations under the Lender Loan Agreement, subject, among other things, to the termination of the Lender Loan
Agreement and the release of the Borrower, guarantor, Peter
Kamenstein and NEFG from any and all obligations any of them may have under and in respect of the Lender Loan Agreement, except as otherwise provided in the Release (defined below and in this Agreement.

A condition, among others, of the Buyer entering into the Assets
Purchase Agreement is that a Release (the "Release") be executed and delivered by the Lender and the Loan Parties simultaneously with the execution of the Assets Purchase Agreement.

The parties wish to set forth procedures for the disbursements of certain proceeds relating to the Loan Agreement and to the Guarantor's demand deposit account number 3299933004 with the Bank (the "Deposit Account").

All capitalized terms used in this Agreement and not defined herein shall have the meaning given to them in the Lender Loan
Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The parties acknowledge that the Payoff Amounts (as that term is defined in the Release) include (a) $45,715.90 (the "Letter of Credit Security"), to be held by the Lender to cover and secure the obligations of the Borrower and the Guarantor under the letters of credit described on Schedule 1 attached to and made a part of this Agreement (each a "Letter of Credit," collectively, the "Letters of Credit"), (b) $50,000 (the "Other Charges
Security") to be held by the Lender to cover items returned, mathematical errors, and other amounts incorrectly omitted in the calculations of the Payoff Amounts and determined after the date of this Agreement (collectively, the "Other Charges"), and (c)
$140,000 which has been advanced on September 27, 2000, to the Borrower by deposit to the deposit account (the "Deposit
Advance").



The Borrower and the Guarantor agree to pay to the Buyer on October 28, 2000, or upon such earlier date as the Buyer, the Guarantor and the Borrower may agree, all amounts remaining in the Deposit Account. The Lender agrees that it shall not exercise any right of offset it may otherwise have with respect to funds in the Deposit Account to cover amounts owed under the Lender Loan Agreement, the Release of this Agreement. The Lender, solely in its capacity as depository bank, may, however, charge the Deposit account for checking fees and other deposit account charges as the existing agreements between the Guarantor and the Lender, solely in its capacity as depository bank, relating to the Deposit Account may provide.

With respect to the Letters of Credit:

The Lender shall apply the Letter of Credit Security to the reimbursement and other obligations with respect to the Letters of Credit as they may arise from time to time.

Upon surrender of a Letter of Credit, upon the security of a Letter of Credit with another Letter of Credit in form and substance and from an issuer satisfactory to the Lender, or within thirty-five (35) days after termination or expiration of a Letter of Credit, whichever is soonest, the Lender shall release from the Letter of Credit Security and amount equal to the stated amount of such Letter of Credit minus the amount of all draws which have been paid and other obligations with respect thereto.

The Lender may apple the Other Charges Security to Other Charges as they arise from time to time.

To the extent not sooner applied as provided for in clause (b) of Paragraph 1 above, the Lender shall release to the Buyer of its order the balance of the Other Charges Security on November 28, 2000, provided, however, that in the event a claim of reasonable merit has been made but not resolved with respect to the Letters of Credit or Other Charges, the Lender may retain an amount that could reasonably be expected to be due with respect to such claim until the Lender has, in the exercise of its reasonable judgment, determined that such claim has been paid or resolved.

The Loan Parties acknowledge and agree that the Letter of Credit
Security and the Other Charges Security are the property of the Buyer and that the Lender may follow the sole directions of the Buyer with respect to any portion of the Letter of Credit
Security or the Other Charges Security it is to release.

This Agreement shall survive the execution and delivery of the Release. Except as otherwise provided in this Agreement, The
Release continues in full force and effect.

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.






IN WITHESS WHEREOF, the parties hereto have executed or cause this Agreement to be executed by the duly authorized representatives as of the date and year first above written.

                    BANK OF AMERICA, N.A. ("Lender")


                    By:  ____________________________
                    Name:
                    Title:


               MK ACQUISITION CORPORATION ("Buyer")


               By:  ____________________________
               Name:
               Title:

               TAXTER, INC. ("Borrower")


               By:  ____________________________
               Name:
               Title:


               M. KAMENSTEIN, INC. ("Guarantor")


               By:  ____________________________
               Name:
               Title:


EXHIBIT 3
MK ACQUISITION CORPORATION

PROMISSORY NOTE

September 28, 2000

     FOR VALUE RECEIVED, MK ACQUISITION CORPORATION ("Buyer"), a
Delaware corporation, hereby promises to pay MR. PETER KAMENSTEIN
("Peter Kamenstein"), an individual, the principal amount of $666,666.00 in two installments as follows:


     Date of                          Amount of
Installment                         Installment

September 28, 2001                 $333,333.00
September 28, 2002                 $333,333.00


This Note shall bear no interest. Payments of principal shall be made in immediately available funds in lawful money of the United
States of America by certified check to Peter Kamenstein at 665
Titicus Road, North Salem, New York 10560.

This Note is issued in accordance with and subject to the terms and conditions herein set forth.

1. Contingent Upon Employment. Notwithstanding the foregoing, in the event that Peter Kamenstein terminates his employment with Buyer under that certain Employment Agreement dated September 28,
2000 between Peter Kamenstein and Buyer (the "Employment
Agreement") or the Employment Agreement is terminated pursuant to
Section 6 thereof (except for Section 6(C)(iv)), this Note shall immediately be canceled and no further amounts shall be owing hereunder.

2. Optional Payments. Buyer, at its option, may prepay, without premium, at any time all or any part of the unpaid balance of the principal amount of this Note. Any such optional payment shall be applied to the then unpaid installments of principal of this
Note in order of the maturity thereof.

3. Default, Acceleration. If any of the following events shall occur:

(A) If Buyer shall default for more than 10 days in the payment of any installment of principal of this Note after the same shall become due and payable; or

(B) If Buyer shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties; or

(C) If, within 60 days after the commencement of any proceeding against Buyer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within 60 days after the appointment without the consent or acquiescence of Buyer of any trustee, receiver or liquidator of Buyer or of all or any substantial part of its properties, such appointment shall not have been vacated or stayed, or if, within 60 days after the expiration of any such stay, such appointment shall not have been vacated, then and in any such event, the holder of this Note may at any time (unless all defaults shall have theretofore been remedied), at its option, by written notice to Buyer, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

4. Reimbursement of Costs of Collection. In case of an Event of Default, Buyer will reimburse Peter Kamenstein for all costs of collection including reasonable attorneys' fees.

5. Securities Representation. Peter Kamenstein represents that he will not dispose of all or any part of this Note in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed by first class registered or certified mail, postage prepaid, addressed, (i) if to the holder of this Note to whom this Note is originally issued, to Mr. Peter Kamenstein, 665 Titicus Road, North Salem,
New York 10560 or at such other address as may have been furnished to Buyer by such holder in writing, or (ii) if to Buyer, to MK Acquisition Corporation, c/o Lifetime Hoan
Corporation, One Merrick Avenue, Westbury, New York 11590 or such other address as may have been furnished in writing by Buyer to Peter Kamenstein.

7. Amendments and Waivers. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Note may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the holder of this Note.

8. Guaranty. The obligations of the Buyer under this Note are supported by an irrevocable guaranty of Lifetime Hoan
Corporation, dated the date hereof, and executed simultaneously and in connection herewith in the form of Attachment A hereto.
9. Benefit. All of the covenants, stipulations, promises and agreements contained in this Note by Buyer shall be binding upon Buyer and its successors and assigns and shall inure to the benefit of and be enforceable by Peter Kamenstein.

10. Law Governing. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof
(other than New York General Obligations Law 5-1401).


MK ACQUISITION CORPORATION



By_____________________________
Jeffrey Siegel
President

EXHIBIT 4
GUARANTY

     THIS GUARANTY ("Guaranty") is given as of September 28,
2000 by Lifetime Hoan Corporation, a Delaware corporation with its principal offices located in Westbury, New York (the
"Guarantor"), in favor of Peter Kamenstein, an individual residing in North Salem, New York (the "Obligee").

Preliminary Statements

MK Acquisition Corporation ("Buyer"), a Delaware corporation and
a    wholly-owner subsidiary of guarantor has entered into an
Assets Purchase Agreement (the "Assets Purchase Agreement") with
M. Kamenstein, Inc. dated September 28, 2000.

It is a condition of the effectiveness of the Assets Purchase
Agreement that Buyer issue a promissory note to Obligee in the amount of $666,666,00 (the "Note").

It is a further condition to the effectiveness of the Guaranty that Guarantor provide this Guaranty to guaranty the obligations of Buyer under the Note. Capitalized terms used and not otherwise defined in this Guaranty shall have the meanings given to them in the Assets Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the guarantor hereby agrees as follows:

1. Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment when due, by acceleration or otherwise, of all obligations of the Buyer now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, it being understood and agreed that the Guarantor agrees to pay any and all expenses (including counsel fees and expenses, whether or not litigation is commenced and during both the trial and any appellate phases of litigation) incurred by the Obligee in enforcing any rights under this Guarantee. All such obligations described above in this Section
1, and all replacements, renewals, consolidations, amendments and other modifications thereof, are collectively referred to herein as the "Obligations".

Guaranty Absolute. The Guarantor guarantees tat the Obligations will be paid strictly in accordance with the terms of the Note as agreed to by the Buyer and the Obligee, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantor with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

any lack of validity or enforceability of the Note;

(b) any change in the time, manner or place of payment of, or in any other term including, without limitation, the rate or amount of interest payable under), all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Note;

(c) any change in the corporate existence, structure or ownership of the Buyer or any insolvency, bankruptcy, suspension or payments, reorganization or other similar proceedings affecting the Buyer or any resulting release or discharge of an obligation of the Buyer contained in the Note or any other related documents;

any other circumstances which might otherwise constitute a defense available to, or a discharge of, an obligator or a guarantor.

The Obligations of the guarantor hereunder shall remain in full force and effect until the Obligations have been paid in full.
If (i) or at any time payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Buyer or the Guarantor or otherwise, all as though such payment had not been made, or (ii) this Guaranty is released in consideration of a payment of money or transfer of property or grant of a security interest by the guarantor or any other person and such payment, transfer or grant is rescinded or must otherwise be returned by the Obligee upon the insolvency, bankruptcy or reorganization of such person or otherwise, all as though such payment, transfer or grant had not been made, the Guarantor's obligations hereunder with respect to such payments shall be reinstated at such time as though such payments had been due but not made or such actions had not been taken and related interest, costs, expenses and liabilities in connection therewith.

2. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the guarantor exhaust any right or take any action against Buyer or any other person or any collateral.

3.   Waiver of Subrogation; Stay of Acceleration

Guarantor agrees not exercise or enforce any and all rights of subrogation, indemnification or reimbursement and/or any similar rights against the Buyer with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law unless and until all of the Obligations have been fully paid; it being the intention of the parties that the guarantor shall not be deemed to be a "creditor" (as defined in section 101 of the Federal Bankruptcy Code) of the Buyer by reason of the existence of this Guaranty in the event that the Buyer becomes a debtor in any proceeding under the Federal Bankruptcy Code.

If acceleration of the time for payment of any amount payable by the Buyer under the note is stayed upon insolvency, bankruptcy or reorganization of the Buyer or otherwise, all such amounts otherwise subject to acceleration under the terms of the Note shall nonetheless be payable by the guarantor forthwith on demand by the Obligee,

4. Representations and Warranties. The Guarantor hereby represents and warrants to the Obligee as follows:

 The Guarantor is a corporation duly incorporated, validity existing and in good standing under the laws of the State of Delaware.

(b) The Guarantor has full legal right, power and authority to carry on its present business, to own its property and assets and to perform its obligations hereunder.

(c ) All appropriate and necessary action has been taken by the Guarantor to authorize the execution and delivery of this Guaranty and to authorize its performance and observance of the terms hereof.

(d) This Guaranty constitutes the legal, valid and binding obligation of the guarantor enforceable in accordance with its terms. The execution, delivery and performance of this Guaranty will not violate any provision of law, other governmental directive or decree, order or judgment binding upon the Guarantor or any of its assets, or conflict with or result in the breach of any provision of any agreement to which the guarantor is a party or by which it or any of its properties or assets is bound and will not constitute a default or an event that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement.

5. Events of Default. Each of the following events and occurrences shall constitute an Event or Default under this
Guaranty:

(a) The Guarantor shall fail to make any payments to the Obligee when due and payable of any amount that the Guarantor is obliged to pay under this Guaranty.

Any representation or warranty made by the guarantor herein shall have been incorrect or misleading in any material respect when made or deemed to have been made.

(c) The Guarantor shall (A) become insolvent or unable or generally fail to pay its debts as they become due; (B) commit any act of bankruptcy, including filing a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding;
(C) fail to have such petition filed by any other party discharged within 30 days; (D) make any assignment for the benefit of creditors; (E) admit in writing its inability to pay its debts as they become due; (F) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for itself; and/or (G) take any corporate action authorizing or in furtherance of any of the foregoing.

     (d) The Guarantor shall cease to do business or terminate its business as presently conducted for any reason whatsoever or institute any proceeding for its dissolution or termination.

It shall be unlawful for the guarantor to perform any material obligation hereunder.
Amendments; Addresses for Notices.

                (a) No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Obligee therefrom shall be effective unless the same shall be in writing and signed by the Obligee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                (b)  All Notices and other communications
provided for hereunder shall be in writing and shall be delivered, as provided in the Agreement,

     To the Guarantor at

          One Merrick Avenue
          Westbury, New York 11590
               Attn:     Jeffrey Siegel, President

     To the Obligee at

          665 Ticicus road
          North Salem, New York 10560

Either party may change its address for purposes hereof by written notice to the other.

7.   No Waiver; Remedies.

            (a) No failure on the part of the Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise o any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(b) The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8. Continuing Guaranty; Transfer of Obligations. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after termination of the Agreement) of the Obligations and all other amounts payable under this Guaranty, (b) be binding upon the guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the Obligee and its successors, assigns and transferees.
Without limiting the generality of the foregoing clause (c) and subject to the terms of the Agreement, the Obligee may assign or otherwise transfer the Note, or any interest of the Obligee therein, to any other person, and such other person shall thereupon become vested with all the rights in respect thereof granted to the Obligee herein.

9. Governing Law. This Guaranty shall be governed by the internal substantive laws of the State of New York without giving effect to the conflicts of law provisions thereof.

10. Consent to Forum. The Guarantor hereby consents to the jurisdiction of any state or federal court located within the county of New York in the State of New York, and waives personal service of any; and all process upon the Guarantor and consents that all such service of process be made by certified or registered mail directed to the Guarantor as provided in Section
6 hereof and service so be made shall be deemed to be completed upon actual receipt thereof. The guarantor waives any objection to jurisdiction and venue of any action instituted against the guarantor as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. For so long as the Obligee has a residence in the State of New York, the Guarantor further agrees not to assert against the Obligee (except by way of a defense or counterclaim in a proceeding initiated by the Obligee) any claim or other assertion of liability with respect to this Guaranty, the Obligations, the Note, the Obligee's conduct in respect of any of the foregoing or otherwise in any jurisdiction other than in the foregoing jurisdictions. For so long as the Guarantor has a place of business in the State of New
York, the Obligee agrees not to assert against the Guarantor any claims with respect the Guaranty, the Obligations, the Note or the Guarantor's conduct in respect of any of the foregoing or otherwise in any jurisdiction other than in the foregoing jurisdictions. At such time as one party to this Agreement no longer has a residence or place of business, as applicable, in the State of New York (the "Non-Resident Party"), nothing in this
Section 10 shall (a) affect the right of the other party to serve legal process in any other manner permitted by law or affect the right of the other party to bring any action or proceedings against the guarantor in the courts of any other jurisdictions,
(b) limit the right of the other party to bring proceedings against such Non-Resident Party in the courts of any jurisdiction or jurisdictions or to bring proceedings in more than jurisdiction concurrently. Furthermore, nothing in this Section
10 or otherwise shall affect any right of either party to serve process in any manner permitted by law.

11. Severability. If any one or more of the provisions contained in this Guaranty shall be or become invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.
Anything in this guaranty to the contrary notwithstanding, the obligation of the guarantor to pay interest on or in respect of the Obligations shall be subject to the limitations that no payment of such interest shall be required to the extent that receipt of such payment would be contrary to applicable usury laws.

12.  Miscellaneous.


     (a) This Guaranty may be modified only by an instrument in writing signed by the Obligee and the Guarantor.

     (b) The failure or delay of the Obligee to require performance by the Guarantor if any provision of this Guaranty shall not affect its right to require performance of such provision unless and until such performance has been waived by the Obligee in writing. Each and every right granted to the Obligee hereunder or under any other document or instrument delivered hereunder or in connection herewith, or allowed at law or in equity, shall be cumulative and may be exercised from time to time. This agreement shall be binding upon and shall be enforceable by the Obligee and its successors and assigns.

     (c) If any one or more of the provisions contained in this Guaranty shall be or become invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.


13.  WAIVER OF JURY TRIAL.    TO THE FULLEST EXTENT PERMITTED BY
LAW, AND AS SEPARATELY BARGAINED FOR CONSIDERATION TO THE
OBLIGEE, THE GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY
(WHICH THE OBLIGEE ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDI NGS
OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS
GUARANTY, THE OBLIGATIONS, THE NOTE OR THE OBLIGEE'S CONDUCT IN
RESPECT OF ANY OF THE FOREGOING.


     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized representative as of the date first above written.


                              Lifetime Hoan Corporation


                              By:  ___________________________
                                      Name:  Jeffrey Siegel

Title:    President




EXHIBIT 5

EMPLOYMENT AGREEMENT


AGREEMENT made the 28th day of September, 2000 between MK
ACQUISITION CORPORATION (the "Company"), having its principal place of business at 565 Taxter Road, Elmsford, NY 10523, and
Peter Kamenstein ("Employee"), residing at 665 Titicus Road,
North Salem, NY 10560.
WHEREAS, Lifetime Hoan Corporation ("Lifetime"), parent and sole shareholder of the Company, desires to purchase substantially all of the assets of M. Kamenstein, Inc. pursuant to an Assets
Purchase Agreement between the Company and M. Kamenstein, Inc.
dated as of the date hereof (the "Assets Purchase Agreement");
WHEREAS, the Company wishes to employ the Employee and the
Employee is willing to accept such employment, all upon the terms and conditions hereinafter set forth;
NOW, THEREFORE, the parties hereto agree as follows:
Employment; Term.  The Company hereby employs the Employee, and the Employee hereby agrees to serve the Company as its President, for a term commencing on the date hereof and ending on August 31,
2003.
Duties.  Throughout the period of employment hereunder, the
Employee shall have such duties and responsibilities relating to the business and operation of the Company as the Board of
Directors of the Company may from time to time assign to him, consistent with the duties of the President and consistent with past practice. The Employee shall be in charge of his own work schedule within the bounds of what is appropriate for an
executive in this position and consistent with past practice.
Compensation.  As Compensation for the Employee's services during his employment hereunder, the Company will pay to the Employee, and the Employee will accept, so long as his employment hereunder continues:
(A)  a salary at the rate of $300,000 per annum, payable in
installments at such regular intervals as the Company at the time is using for the payment of salaries;
(B)  earn-out payments, calculated as described in Attachment A hereto; provided, however, that such payments shall be subject to
the set-off         provisions of Section 14 of the Assets
Purchase Agreement;
(C)  reimbursement for reasonable out-of-pocket expenses Employee incurs in connection with performance of his duties herunder; and
(D)  on the date hereof, Lifetime shall grant to Employee options to purchase 50,000 shares of Common Stock of Lifetime, at an exercise price equal to the Fair Market Value (hereinafter
defined) of Lifetime's Common Stock on the date of grant,
pursuant to Lifetime's 1996 Incentive Stock Option Plan (the
"Plan"), a copy of which is attached hereto as Exhibit A.  Fair
Market Value shall have such meaning as defined in the Plan.
4.   Benefits.  During the period of Employee's employment
hereunder, Employee shall have the right to:
(A)  participate in all health, medical, disability and other employee benefit plans established by the Company for the benefit of its employees generally for which he is not ineligible by virtue of the nature of the plan; and
(B)  travel first class to the Orient for purposes of the
Company's business, and may upgrade, at his own expense, to first class for other business travel for the Company.
5.   Automobile.  During the period of Employee's employment
hereunder, the Company will pay to the Employee an automobile allowance of $1415.00 per month for the Employee to expend for the purchase and/or lease and/or use of an automobile by the
Employee in the performance of his duties hereunder.
6.   Termination of Employment.  Anything herein to the contrary notwithstanding, the employment of the Employee shall terminate before August 31, 2003 in the event any of the following occur before that date:
(A)  if the Employee and the Company mutually agree in writing to terminate his employment; or
(B)  if the Employee should die; or
(C)  if (i) the Employee is convicted of a felony or any other crime involving fraud or embezzlement, (ii) willfully breaches this Agreement, (iii) the Company gives the Employee written notice of continued neglect by him in performing his duties under this Agreement or conduct by him which would materially prejudice the interests of the Company, and the Employee fails to remedy such neglect in performance or conduct within 10 business days following receipt of such notice, or (iv) if the Employee becomes disabled (as that term is used in connection with disability benefits under the Social Security Act), the Company in any of such cases may send the Employee written notice terminating his employment under this Agreement.
Termination of the Employee's employment pursuant to the
foregoing shall relieve the Company of any obligation to make any further payments to the Employee under this Agreement, except for payment in full of Employee's accrued salary, benefits and
accrued, unpaid incentive compensation, if any, through the date of termination.
7.   Confidentiality.
(A)  Employee acknowledges that the services to be rendered by him to the Company are peculiar, special, unique and
extraordinary, and that he may during the term of his employment obtain confidential information of the Company concerning the assets, business or affairs of the Company, including, without limitation, any trade secrets, sources of supply, costs, pricing, practices, customer lists, financial data, employee information, information as to organizational structure or any other
proprietary information (collectively, the "Confidential
Information"), the use or revelation of which by Employee during his employment or after the termination of the employment
hereunder, might, would or could injure or cause injury to the
Company's business.  Accordingly, Employee agrees that he will forever keep secret and inviolate any Confidential Information and will not utilize the same for his private benefit or directly or indirectly for the benefit of others and he will never
disclose such Confidential Information to anyone else.  The
foregoing shall not be applicable to any Confidential Information which now is or hereafter shall be in the public domain, except by reason of Employee's unauthorized disclosure thereof.
(B)  Should Employee at any time reveal or threaten to reveal any
Confidential Information, or during any restricted period, engage or threaten to engage in any activity in violation of this
Agreement, or in any way violate or threaten to violate any of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from doing or continuing to do or performing any such acts, and Employee hereby consents to the issuance of such an injunction.
(C)  In the event that a proceeding is brought in equity to
enforce the provisions of this paragraph 7, Employee shall not urge as a defense that there is an adequate remedy at law, nor shall the Company be prevented from seeking any other remedies which may be available.  The rights, powers and remedies of the
Company under this Agreement are cumulative and not exclusive of any other right, power or remedy which the Company may have under any other agreement or by law.
(D)  The existence of any claim or cause of action by the Company against Employee, or by Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants but shall be litigated separately.
(E)  The provisions of this paragraph 7 shall survive termination of this Agreement.
8.   Non-competition.  In consideration of the employment by the
Company of the Employee under this Agreement, the Employee agrees that, without the prior written consent of the Company, he will not at any time up to and including August 31, 2005, enter into the employ of, render services or advice to, or engage in or become the proprietor, partner, member, stockholder in excess of
5% or holder of any other interest in excess of 5% of any
business anywhere in the world which competes with the Company or any parent, subsidiary or any affiliate of the Company, provided in all events that if under the circumstances existing at the time of the enforcement of any provision of this Section 8, the period, scope or area shall be held to be unreasonable, the
parties agree that the maximum period, scope or area reasonable under the circumstances shall be substituted for the stated
period, scope or area.  The Employee agrees that the remedies at law for any breach of any provision of this Section 8 will be inadequate and that, with a court determination, the Company shall be entitled to injunctive relief to enforce any of the provisions of this Section 8. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for any such breach, including the recovery of damages.
The restraints in this Section 8 shall be of no force and effect if the Company terminates the Employee under any circumstances other than those set forth in Section 6 hereof.  The restraints of this Section 8 shall not apply to picture hanging accessories.
9.   Notices.  Any notice required to be given hereunder shall be in writing and shall be deemed sufficient if delivered or mailed by registered mail as follows: if to the Company, to Mr. Jeffrey
Siegel, Lifetime Hoan Corporation, One Merrick Avenue, Westbury,
NY 11590 or such other address as the Company may hereafter
designate for that purpose; and if to the Employee, to him at
665Titicus Road, North Salem, NY, 10560, or such other address as he may hereafter designate for that purpose.
10.  Enforceability.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or
unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not
contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.
11.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the legal representatives,
successors and assigns of the parties, including any corporation or other entity into which the Company shall consolidate or merge or to which it shall transfer substantially all of its assets.
12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
13.  Entire Agreement.  This Agreement contains the entire
agreement between the parties hereto with regard to the subject matter hereof and may not be changed orally, but only by an
agreement in writing signed by the party against whom enforcement is sought.
14.  Prior Agreements.  Employee represents that he is not now under any written agreement, nor has he previously, at any time, entered into any written agreement with any person, firm or
corporation, which would or could in any manner preclude or
prevent him from giving freely and the Company from receiving the exclusive benefit of his services.  This Agreement supersedes any and all prior agreements and understandings between the parties hereto respecting the subject matter hereof.
15.  Dispute Resolution.  The Company and Employee agree that any dispute or controversy arising out of or in connection with this
Agreement or any alleged breach thereof shall be settled by
arbitration in New York, New York pursuant to the rules of the
American Arbitration Association then in effect.  If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration
Association on behalf of such party) and the two arbitrators so chosen will select a third.  The decision of the single
arbitrator jointly selected by the parties, or, if three
arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon.  Fees of the arbitrators and costs of arbitration shall be borne by the
parties in such manner as shall be determined by the arbitrator or arbitrators.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

MK ACQUISITION CORPORATION


By:
Jeffrey Siegel
Chairman of the Board



Peter Kamenstein
Attachment A

Earn-Out Calculation


Peter Kamenstein will be entitled to earn-out payments, subject to the set-off provisions of Section 14 of the Assets Purchase
Agreement, as follows:

(1)
On March 31, 2002, a payment equal to 50% of the amount
calculated by multiplying (i) that amount equal to (a) the earned gross profits* of the business acquired from Seller during the year ended December 31, 2001, less (b) $7,946,000 (ii) times
0.10.
(2)
On March 31, 2003, a payment equal to 50% of the amount
calculated by multiplying (i) that amount equal to (a) the
accumulated earned gross profits* of the business acquired from
Seller during the two year period ended December 31, 2002, less
(b) $15,892,000 times (ii) 0.10, less any amount paid on March
31, 2002.
(3)
On March 31, 2004, a payment equal to that amount calculated by multiplying (i) that amount equal to (a) the accumulated earned gross profits* of the business acquired from Seller during the three year period ended December 31, 2003, less (b) $23,838,000 times (iii) 0.10, less any amounts paid on March 31, 2002 and
March 31, 2003 pursuant to the above calculations.


* In determining the earned gross profits of the business for this calculation, cost of sales shall not include any depreciation expense or any general warehouse expenses



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